UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 14, 2005


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                              93-0926999
(State of other Jurisdiction                              (IRS Employer ID No.)
        of Incorporation)

2777 HEARTLAND DRIVE, CORALVILLE, IOWA                            52241
(Address of Principal Executive Offices)                       (Zip Code)


        Registrant's Telephone Number (including area code): 319-545-2728

Item 9.01. Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated April 14, 2005 with respect to the Company's financial results for the quarter ended March 31, 2005.

Item 2.02. Results of Operations and Financial Condition.

     On April 14, 2005, Heartland Express, Inc. announced its financial results for the quarter ended March 31, 2005. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                                 HEARTLAND EXPRESS, INC.

Date: April 14, 2005                             BY: /s/ John P. Cosaert
                                                 -----------------------
                                                 JOHN P. COSAERT
                                                 Vice-President
                                                 Finance and Treasurer

                                Exhibit No. 99.1




Thursday, April 14, 2005, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the First Quarter of 2005.

CORALVILLE, IOWA - April 14, 2005 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the first quarter ended March 31, 2005. Gross revenues for the quarter increased 11.1% to $118.7 million from $106.8 million in the first quarter of 2004. Net income increased 15.0% to $15.1 million from $13.1 million in the 2004 period. Basic earnings per share were $0.20 compared to $0.17 for the first quarter of 2004.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of gross revenues) of 81.4% and a 12.7% net margin. These operating results were achieved in spite of record high fuel prices. For the second year in a row, the Company increased driver pay during the first quarter by $0.03 per mile in an effort to attract and retain experienced drivers who meet the Company's safe driving requirements.

The Company ended the first quarter with cash, cash equivalents, and investments of $288.2 million, a $29.9 million increase from the $258.3 million reported on December 31, 2004. During the quarter the Company generated $32.9 million net cash from operations, a 28.4% increase over the first quarter of 2004. The Company's balance sheet continues to be debt-free.

In March, the Company continued the replacement of its tractor fleet with new International 9400i model tractors. Approximately 860 new tractors have been received through the end of the quarter. The fleet replacement will continue throughout the year and is scheduled to be completed by December 31, 2006.

The Company is pleased to announce that it recently received a satisfactory rating, the highest attainable, from the U.S. Department of Transportation. The Company has always been committed to safety in its operating practices and driver hiring standards. The results of the recent compliance audit confirmed the Company's continued focus on safety.

During the quarter, Heartland Express declared a regular quarterly cash dividend. The quarterly dividend of $1,500,000 at the rate of $0.02 per share was paid on April 1, 2005 to shareholders of record at the close of business on March 22, 2005. The Company has now paid seven consecutive quarterly cash dividends. In addition, the Company declared a 3-for-2 stock split, paid as a 50% stock dividend in the third quarter of 2004. This stock split increased the Company's outstanding common stock from 50.0 million to 75.0 million shares. As a result, the Company's annual cash dividend has increased to $6.0 million from $4.0 million because of the additional shares outstanding. All earnings per share data presented have been adjusted retroactively to reflect the effect of the stock dividend.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                                  John Cosaert
                                  319-545-2728

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                   Three months ended
                                                        March 31,
                                                2005                   2004
                                           -------------          -------------

OPERATING REVENUE                          $ 118,677,472          $ 106,836,912
                                           -------------          -------------

OPERATING EXPENSES:

  Salaries, wages, benefits                $  42,716,841          $  39,766,096

  Rent and purchased transportation            7,712,212             10,518,625

  Operations and maintenance                  28,133,948             20,945,552

  Taxes and licenses                           2,075,290              2,290,282

  Insurance and claims                         2,832,265              2,496,641

  Communications and utilities                   698,877                962,183

  Depreciation                                 8,388,684              6,613,704

  Other operating expenses                     4,234,394              3,504,034

  Gain on disposal of fixed assets              (181,342)               (36,251)
                                           -------------          -------------

                                           $  96,611,169          $  87,060,866
                                           -------------          -------------

       Operating income                    $  22,066,303          $  19,776,046

  Interest income                              1,335,225                567,516
                                           -------------          -------------

  Income before income taxes               $  23,401,528          $  20,343,562

  Federal and state income taxes               8,307,543              7,221,965
                                           -------------          -------------

  Net income                               $  15,093,985          $  13,121,597
                                           =============          =============

  Basic earnings per share                 $        0.20          $        0.17
                                           =============          =============

  Basic weighted average shares
  outstanding                                 75,000,000             75,000,000
                                           =============          =============


                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                        ASSETS
                                              March 31,            December 31,
                                                2005                   2004
                                           -------------          -------------
                                            (unaudited)
CURRENT ASSETS

  Cash and cash equivalents                $     994,070          $   1,610,543
  Short-term investments                     287,184,043            256,727,782
  Trade receivables                           38,283,677             37,102,813
  Prepaid tires                                2,280,990              2,692,090
  Deferred income taxes                       26,275,000             24,964,000
  Other current assets                         3,198,427                158,267
                                           -------------          -------------
         Total current assets              $ 358,216,207          $ 323,255,495
                                           -------------          -------------

PROPERTY AND EQUIPMENT                     $ 257,619,738          $ 253,648,785
  Less accumulated depreciation               76,987,853             68,973,751
                                           -------------          -------------
                                           $ 180,631,885          $ 184,675,034
                                           -------------          -------------
OTHER ASSETS                               $   9,021,193          $   9,081,322
                                           -------------          -------------
                                           $ 547,869,285          $ 517,011,851
                                           =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable & accrued liabilities   $  13,418,791          $   9,722,099
  Compensation & benefits                     14,402,754             11,151,523
  Insurance accruals                          47,077,892             45,995,442
  Other                                        6,719,540              5,995,943
  Income taxes payable                        17,767,286              7,918,914
                                           -------------          -------------
          Total current liabilities        $  99,386,263          $  80,783,921
                                           -------------          -------------

DEFERRED INCOME TAXES                      $  45,451,000          $  46,885,000
                                           -------------          -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Capital stock: common, $.01 par value;
  authorized 395,000,000 shares;
  issued and outstanding 75,000,000        $     750,000          $     750,000
  Additional paid-in capital                   8,510,305              8,510,305
  Retained earnings                          394,500,869            380,906,884
                                           -------------          -------------
                                           $ 403,761,174          $ 390,167,189
  Less unearned compensation                    (729,152)              (824,259)
                                           -------------          -------------
                                           $ 403,032,022          $ 389,342,930
                                           -------------          -------------
                                           $ 547,869,285          $ 517,011,851
                                           =============          =============